Exhibit 99.1

InfoSpace Reports Fourth Quarter and Year End Financial Results

BELLEVUE, Wash. (Jan. 29, 2003)—InfoSpace, Inc. (NASDAQ: INSP), a provider of wireless and Internet software and application services, today reported financial results for the fourth quarter and year ended December 31, 2002. Revenues for the fourth quarter were $36.1 million. Full year revenues were $136.1 million.

“Our team made significant progress this past year aligning costs with revenues and maintaining a strong, debt free balance sheet,” said Jim Voelker, chairman, CEO and president of InfoSpace, Inc. “We are pleased with our fourth quarter results, as we reported sequential revenue growth and significant cost reductions.”

In accordance with Generally Accepted Accounting Principles (GAAP), net loss for the fourth quarter was $64 million, or a loss of $2.07 per basic share. The principal difference between GAAP net loss and pro forma net income for the quarter was the impairment of goodwill and other intangibles of $60.9 million. This charge is based on a preliminary independent valuation report. For the full year, the GAAP net loss was $344.8 million, or a loss of $11.16 per basic share, which included the cumulative effect of a change in accounting principal of $206.6 million under the adoption of SFAS 142, the accounting standard related to goodwill. For 2001 InfoSpace reported a GAAP loss of $102 million in the fourth quarter and a GAAP loss of $502.1 million for the full year.

Pro forma net income for the fourth quarter was $1.7 million, which included $4.1 million of non-cash depreciation. Pro forma EPS (earnings per share) was $0.05 per fully diluted share. EPS information within this press release reflects the 1-for-10 reverse stock split approved by InfoSpace’s shareholders on September 12, 2002. For the full year pro forma net loss was $11.8 million, or a loss of $0.38 cents per basic share post split. For the fourth quarter 2001, InfoSpace reported a pro forma net loss of $5.5 million, including non-cash depreciation of $5.2 million, or a loss of $0.18 cents per share post split. For the full year 2001 the Company reported a pro forma net loss of $20 million or a loss of $0.63 cents per share. Pro forma results exclude impairment and amortization of intangibles and certain other items as detailed in the footnotes in the following financial tables.

Financial and Operating Metrics

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Revenues for the fourth quarter ended December 31, 2002 were $36.1 million, a 15 percent increase over revenues of $31.4 million for the same period a year ago, primarily due to the seasonally high usage levels of our payment, search and shopping services.

•	Gross profit margins were 76 percent for the fourth quarter, compared to 68 percent for the same period a year ago.

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Product development and SG&A expenses were $27.7 million for the fourth quarter, down from $30.8 million for the same period a year ago. Product development and SG&A expenses were $124.4 million for 2002, down from $157.7 million for 2001.

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InfoSpace’s balance sheet remains strong with no debt. As of December 31, 2002, the Company’s cash and short-term investment grade securities totaled $276.2 million, an increase of $1 million from the end of the third quarter. In addition, the Company has investments in private and public securities totaling $25.8 million.

•	Wireline revenues were $16.1 million, or 45 percent of total revenues for the quarter. Wireline revenues for the full year were $56.5 million, or 42 percent of 2002 revenues.

•	Merchant revenues were $13.4 million, or 37 percent of total revenues for the quarter. Merchant revenues for the full year were $50.4 million, or 37 percent of 2002 revenues.

•	Wireless revenues were $6.7 million, or 18 percent of total revenues for the quarter. Wireless revenues for the full year were $29.2 million, or 21 percent of 2002 revenues.

Business Unit Highlights

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Merchant: Record online shopping sales fueled a strong quarter for InfoSpace’s Merchant Business Unit. The Company’s payment business – Authorize.Net – ended 2002 with active merchants accounts totaling 76,000, an increase from the 71,000 reported last quarter. During the quarter, Authorize.Net processed more than 28 million transactions, up from the 22 million reported last quarter. This compares to the 12 million transactions reported for the same period a year ago.

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Wireline: During the fourth quarter, more than 2.7 billion queries were made to InfoSpace’s wireline services. The Wireline Business Unit’s primary focus is meta-search. During the past year, Wireline has concentrated efforts in meta-search on product quality, re-launching technology at each of InfoSpace’s core Web search properties –Dogpile (www.dogpile.com), WebCrawler (www.webcrawler.com) MetaCrawler (www.metacrawler.com) and Excite Search (search.excite.com). For the fourth quarter, search represented 65 percent of Wireline revenues and 56 percent for the full year.

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Wireless: During the fourth quarter, InfoSpace Wireless continued to support its carrier customers with solutions designed to maximize wireless data usage and revenue with an emphasis on leveraging the proven success of push-messaging technologies such as SMS and MMS. InfoSpace extended relationships with several carrier customers to include the launch of new SMS services, and in Europe, InfoSpace announced new customer relationships for the Company's wholesale SMS service.

Corporate

Following an extensive search, InfoSpace named Jim Voelker as its new chairman, CEO and president. A member of the InfoSpace board of directors since July 2002, he assumed executive responsibility for the Company effective December 21, 2002.

Voelker has held a variety of senior executive positions within the telecommunications and technology industries. He served as president and board director of NEXTLINK Communications Inc., now XO Communications, where Voelker was instrumental in developing the Company vision and guiding overall operations from inception in 1994 through 1998.

Prior to NEXTLINK, Voelker served as CEO and board director of U.S. Signal, where he successfully directed the merger and operation of various entities into a single unit which became the first full service competitive local exchange carrier in the U.S.

First Quarter 2003 Business Outlook

•	Revenues for the first quarter of 2003 are expected to be between $32.5-33.5 million.

•	Pro forma EPS is expected to be a net loss per share between $0.02-0.05 cents.

All information in this release is as of January 29, 2003. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

A replay of the conference call will be available in the investor relations’ section of the Web site www.infospaceinc.com approximately one hour after the call until Mon., February 3, at 4 p.m. PST.

About InfoSpace, Inc.
InfoSpace, Inc. (NASDAQ: INSP) provides wireless and Internet software and application services. The Company develops software technologies that enable customers to efficiently offer a broad array of network-based services under their own brand to any device. InfoSpace corporate information can be found at www.infospaceinc.com.

CONTACTS:
Nicole Knowles
Director – Investor Relations
(425) 201-6100
nknowles@infospace.com

Steve Stratz
Sr. Manager – Public Relations
(425) 709-8167
steve.stratz@infospace.com

Adam Whinston
Sr. Manager – Public Relations
(425) 201-8946
adam.whinston@infospace.com

This release contains forward-looking statements relating to the development of InfoSpace, Inc.'s products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace's actual results include the demand for our products and services by new and existing customers, our ability to align our costs with our revenues, and changes in the markets in which we operate. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace's most recent Quarterly Report on Form 10-Q, in the section entitled "Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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